UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2010

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Dolby Laboratories, Inc. (the “Company”) announced that the Ray Dolby 2002 Trust A dated April 19, 2002 (“Trust A”) and the Ray Dolby 2002 Trust B dated April 19, 2002 (“Trust B” collectively with Trust A, the “Trusts”) adopted Rule 10b5-1 trading plans in the second quarter of fiscal 2010. Thomas E. Dolby, son of Ray Dolby, holds voting power over shares held by Trust A as Special Trustee of Trust A. David E. Dolby, son of Ray Dolby, holds voting power over shares held by Trust B as Special Trustee of Trust B.

The trading plans were established as part of the Trusts’ investment strategies for asset diversification and liquidity. The trading plans were adopted during an “open window” in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended, and as permitted by the Company’s insider trading policy.

A total of up to 600,000 shares of the Company’s common stock (or approximately 26.0% of Trust A’s holdings as of April 28, 2010) could be sold under Trust A’s trading plan. A total of up to 500,000 shares of the Company’s common stock (or approximately 21.6% of Trust B’s holdings as of April 28, 2010) could be sold under Trust B’s trading plan. The total of up to 1.1 million shares of the Company’s common stock that could be sold under the Trusts’ trading plans represents approximately 1.8% of Ray Dolby’s direct and indirect holdings as of April 28, 2010. Sales under the trading plans may commence in May 2010, are based upon pre-established stock price thresholds, are subject to daily volume limits and will expire once all of the shares have been sold or May 26, 2011, whichever is earlier. Actual sale transactions will be disclosed publicly through filings with the Securities and Exchange Commission as required.

Rule 10b5-1 allows persons who may be considered insiders to adopt pre-arranged written plans for trading specified amounts of stock. A plan establishes predetermined trading parameters that do not permit the person adopting the plan to exercise subsequent influence over how, when or whether to effect trades. Once a plan is set up, trades may be executed at times when the person who adopted the plan is in possession of material nonpublic information, based on the application of the trading parameters determined at the time the plan was adopted. Trading plans are designed to allow persons to sell shares in an orderly fashion for asset diversification, liquidity and tax planning and to avoid concerns about initiating stock transactions while in possession of material, non-public information.

The Company does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers, directors or stockholders in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Murray J. Demo
Murray J. Demo Chief Financial Officer

Date: April 28, 2010